Exhibit 99.2

DELUXE CORPORATION

Notice of Guaranteed Delivery

for Tender of All Unregistered Outstanding

6.000% Senior Notes due 2020

in Exchange for Registered

6.000% Senior Notes due 2020

This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Deluxe Corporation (the “Issuer”) to tender outstanding unregistered 6.000% Senior Notes due 2020 (the “Outstanding Notes”) to U.S. Bank National Association, as exchange agent (the “Exchange Agent”), pursuant to the guaranteed delivery procedures described in “The exchange offer—Procedures for tendering old notes—Guaranteed delivery” of the prospectus of the Issuer and the Guarantors, dated as of                 , 2013 (the “Prospectus”), and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery, properly completed and duly executed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the letter of transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on                 , 2013, unless extended (the “Expiration Date”). Outstanding Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

By Messenger, Mail or Overnight Delivery:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Attention: Specialized Finance

By Facsimile Transmission (Eligible Institutions Only):

(651) 466-7372

Confirm by Telephone:

(800) 934-6802

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via facsimile to a number other than the one listed above will not constitute a valid delivery. The instructions accompanying this notice of guaranteed delivery should be read carefully before this notice of guaranteed delivery is completed.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided in the letter of transmittal for signature guarantees.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The exchange offer—Procedures for tendering old notes—Guaranteed delivery” and in Instruction 2 of the letter of transmittal.

Certificate Number(s) (if known) of Outstanding Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s)	Signature(s) of Registered Holder(s) or Authorized Signatory

Address	Dated:

Area Code and Telephone Number

*                                         All tenders must be in principal amounts of $2,000 and in integral multiples of $1,000 in excess thereof.

This notice of guaranteed delivery must be signed by the registered holder(s) of the tendered Outstanding Notes exactly as the name(s) of such person(s) appear(s) on the certificate(s) for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please Type or Print

Name(s):

Capacity:

Address(es):

Area Code and Telephone Number:

GUARANTEE

(not to be used for signature guarantees)

The undersigned, a firm that is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (in each case that is a participant in the Securities Transfer Agents’ Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges’ Medallion Program approved by the Securities Transfer Association Inc.), hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or a facsimile thereof or an agent’s message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The exchange offer—Procedures for tendering old notes—Book-entry delivery procedures” and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Include ZIP Code)

Area Code and Telephone Number:	Title:
(Please Type or Print)

Date:

Do not send Outstanding Notes with this notice of guaranteed delivery. Actual surrender of Outstanding Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed letter of transmittal (or an agent’s message in lieu thereof) and any other required documents.

INSTRUCTIONS TO NOTICE OF GUARANTEED DELIVERY

1.  Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this notice of guaranteed delivery (or a facsimile hereof or an agent’s message relating to a notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail, courier or overnight delivery. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and risk of the tendering holder, and the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If delivery is by mail, then registered mail with return receipt requested and proper insurance, is advised. However, it is recommended that, instead of delivery by mail, the tendering holder use an overnight or courier service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

2.  Signatures on this Notice of Guaranteed Delivery.  If this notice of guaranteed delivery (or a facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Outstanding Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or a facsimile hereof) is signed by a participant in DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond exactly with the name as it appears on the security position listing as the owner of the Outstanding Notes without alteration, enlargement or any change whatsoever.

If this notice of guaranteed delivery (or a facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes or a participant in DTC whose name appears on a security position listing as the owner of the Outstanding Notes, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name of the participant appears on DTC’s security position listing.

If this notice of guaranteed delivery (or a facsimile hereof) or bond powers are signed by one or more trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, should submit herewith evidence satisfactory to the Issuer of such person’s authority to so act.

3.  Requests for Assistance or Additional Copies.  Questions and requests for assistance or for additional copies of the Prospectus, the letter of transmittal and this notice of guaranteed delivery may be directed to the Exchange Agent at the address or facsimile number set forth on the cover page of this notice of guaranteed delivery. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.